Exhibit 99.2

AMENDMENT NO. 1 TO GROUP AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of May 11, 2022 to that certain Group Agreement, dated April 19, 2021 (the “Agreement”), by and among Outerbridge Capital Management, LLC, Outerbridge Partners, LP (“Outerbridge Partners”), Outerbridge Partners GP, LLC (“Outerbridge GP”), Outerbridge Special Opportunities Fund II, LP (“Outerbridge SOF II”), Outerbridge Special Opportunities GP II, LLC, Rory Wallace, QVT Family Office Fund LP, QVT Associates GP LLC, QVT Financial LP, and QVT Financial GP LLC (collectively, the “Existing Members”).

WHEREAS, the Existing Members are parties to the Agreement, pursuant to which the Existing Members formed a group for the purposes of enhancing stockholder value at Allot Ltd. (the “Company”) and taking all other action necessary to achieve the foregoing;

WHEREAS, in connection with the internal transfer of all ordinary shares of the Company beneficially owned directly by Outerbridge Partners to Outerbridge SOF II, Outerbridge Partners and its general partner, Outerbridge GP, no longer beneficially own any securities of the Company; and

WHEREAS, in connection with the foregoing, the Existing Members desire to remove Outerbridge Partners and Outerbridge GP as members of the Group (as defined in the Agreement) and as parties to the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.            Effective immediately, each of Outerbridge Partners and Outerbridge GP is removed as a member of the Group and as a party to the Agreement.

2.            Each of the remaining parties to the Agreement shall continue to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.            This Amendment may be executed in one or more facsimile, portable document format (pdf) or original counterparts, all of which shall be deemed to be originals and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

OUTERBRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE PARTNERS, LP

By:	Outerbridge Partners GP, LLC, its general partner

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE SPECIAL OPPORTUNITIES FUND II, LP

By:	Outerbridge Special Opportunities GP II, LLC, its general partner

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE PARTNERS GP, LLC

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE SPECIAL OPPORTUNITIES GP II, LLC

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

/s/ Rory Wallace
RORY WALLACE

QVT FAMILY OFFICE FUND LP

By:	QVT Associates GP LLC, its general partner

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member

QVT ASSOCIATES GP LLC

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member

QVT FINANCIAL LP

By:	QVT Financial GP LLC, its general partner

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member

QVT FINANCIAL GP LLC

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member